Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

12 noon (BST) 7am (EDT)                                     Shire



          Shire to conduct new ADDERALL XR(R) programme in adolescents
             Programme would add six months Hatch-Waxman exclusivity


Basingstoke, UK - 8 May 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces that the Company will undertake a clinical programme evaluating ADDERALL XR(R) in adolescents with attention deficit hyperactivity disorder (ADHD), following receipt of a Written Request from the US Food and Drug Administration (FDA).

FDA Guidance for Industry* indicates that one important effect of execution of the clinical programme and acceptance of the submission of the study data would be the addition of six months to the existing Hatch-Waxman marketing exclusivity for ADDERALL XR, therefore extending it from October 2004 to April 2005.

The programme will evaluate the safety and efficacy of ADDERALL XR in adolescent patients suffering from ADHD. This patient population has unique challenges as they transition from children to young adults, challenges that may be exacerbated by ADHD. To date, no well-controlled clinical study has specifically evaluated ADDERALL XR in the adolescent population.



* FDA Guidance for Industry Qualifying for Pediatric Exclusivity Under Section 505A can be found at www.fda.gov/cder/guidance/index.htm. The extract below refers to the statement made above:
`Pediatric exclusivity will attach to
exclusivity and patent protection listed in the Orange Book for any drug product containing the same active moiety as the drug studied and for which the party submitting the studies holds the approved new drug application. For studies conducted on an unapproved drug, pediatric exclusivity will also attach to any exclusivity or patent protection that will be listed in the Orange Book upon approval of that unapproved drug.'


For further information please contact:

Global (outside US and Canada)

Gordon Ngan - Investor Relations                           +44 1256 894 160

Jessica Mann - Media                                       +44 1256 894 280

US & Canada

Gordon Ngan - Investor Relations                           +44 1256 894 160

Michele Roy - Media                                        +1 450 978 7938



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Notes to editors

Over 28 million prescriptions have been written for the ADDERALL brand since its launch. The newest product in this franchise, ADDERALL XR, is a once-daily formulation of mixed amphetamine salts, which was launched in November 2001, and has become one of the most widely prescribed ADHD treatments in the US.

Further information on frequently asked questions about pediatric exclusivity can be found at www.fda.gov/cder/pediatric/faqs.htm


Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialisation, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)) and METHYPATCH (R) , and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.


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